       THIS DOCUMENT IS A COPY OF THE EXHIBIT FILED ON OCTOBER 24, 1996
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                                                          Corporate Headquarters
                                          900 Huyler Street, Teterboro, NJ 07808
                                                                    800-477-8586
[LOGO] Delta CompuTec Inc.                         201-440-8585 Fax 201-440-3985
--------------------------------------------------------------------------------
       Innovative Service Solutions


October 10, 1996

VIA FAX
-------

Dear Customer:

Please be advised that, effective October 11, 1996, our lockbox address has been changed, and you should no longer remit any payments made to Delta CompuTec, Inc. to our former lockbox at National Canada Finance Corp.
Please send all checks to our new lockbox address at M&T Bank as follows:

         Delta CompuTec, Inc.

         c/o M&T Bank
         626 Commerce Drive
         Amherst, N.Y.  14228
         Att: Lockbox Dept.
         Dept. No. 205

The "remit to" address on our invoice has been changed to reflect the new address,

Very truly yours,


Frank J. Donnelly
Chief Financial Officer

CONFIRMED AND ACKNOWLEDGED
THIS 10th DAY OF OCTOBER, 1996

NATIONAL CANADA FINANCE CORP.

BY:  __________________________
     E. LYNN FORGOSH
     GROUP VICE PRESIDENT

                                                           Page 139 of 207 Pages